EXHIBIT 23.2
Consent of Killman, Murrell & Company, P.C., Independent Registered Public Accounting Firm
We consent to the incorporation in the Registration Statement (Form S-1) and the incorporation by reference in the Registration Statement (Form S-8, No. 333-134308) pertaining to Stinger Systems, Inc. of our report dated March 30, 2007, with respect to the financial statements of Stinger Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.
/s/Killman, Murrell & Company, P.C.
Houston, Texas
May 23, 2007